UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The Nasdaq Stock Market LLC
Purchase Warrants	XBIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2020, Xenetic Biosciences, Inc. (the “Company”) and PJSC Pharmsynthez (“Pharmsynthez”) entered into a Master Service Agreement (the “Agreement”) to advance the development of the Company’s XCART technology for B-cell malignancies. On June 12, 2020, the Company and Pharmsynthez executed a work order (the “Work Order”) under the Agreement pursuant to which Pharmsynthez agreed to conduct a Stage 1 study of the Company’s XCART technology under the research program as set forth in the Work Order.

On October 12, 2021, the Company entered into an Amendment Number One to the Master Services Agreement (the “MSA Amendment”) with Pharmsynthez to, among other things, terminate all work orders under the MSA. As a result, no further services were to be performed under the Work Order and any additional services will be covered by new work orders. In exchange, the Company entered into a new work order (the “Second Work Order”) simultaneously with the MSA Amendment. Under the terms of the Second Work Order, Pharmsynthez shall provide certain enumerated services to support the Company’s development of its XCART technology upon the written request of the Company, which work may be requested by the Company from time to time.

Pursuant to the MSA Amendment and Second Work Order, upon entry into the Second Work Order, the Company made a one-time $40,000 payment to Pharmsynthez, of which $21,000 was a one-time payment in full for all money and other compensation owed by the Company under the Work Order, and the remaining $19,000 will be creditable against any out of pocket costs and expenses incurred by Pharmsynthez on behalf of the Company pursuant to any new work orders initiated after the effective date of the MSA Amendment, including the Second Work Order.

The foregoing summaries of the MSA Amendment and the Second Work Order are not complete and are qualified in their entirety by reference to the full text of the MSA Amendment and the Second Work Order, which the Company intends to file with the Securities and Exchange Commission as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 12, 2021, the Work Order was terminated without penalty. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

FORWARD-LOOKING STATEMENTS

This Form 8-K, including the press release, contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K, other than statements of historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including but not limited to, statements regarding the Company’s expectations of future services and costs under the Second Work Order upon request by the Company from time to time. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. These risks and uncertainties include those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”), as amended, and subsequent reports that the Company may file with the SEC. In addition, forward-looking statements may also be adversely affected by failure to realize the anticipated potential of the XCART technology; the ability of the Company to implement its business strategy; failure of Pharmsynthez to perform its obligations under the Agreement and the Second Work Order; failure of the Company and Pharmsynthez to reach agreements with third-party contract sites on terms favorable to the Company, or at all; general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak (including any new variant strains of the underlying virus) on economic activity; competitive product development; product availability; federal and state regulations and legislation; the regulatory process for new product candidates and indications; manufacturing issues that may arise; and patent positions and litigation, among other factors. The forward-looking statements contained in this Form 8-K speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: October 15, 2021	Name: James Parslow
Title: Chief Financial Officer